EXHIBIT 99.1

Press Release


*FOR IMMEDIATE RELEASE*


            JEFFERSON BANCSHARES, INC. ANNOUNCES APPROVAL TO ACQUIRE
                       STATE OF FRANKLIN BANCSHARES, INC.

         Morristown, Tennessee, October 23, 2008 -- Jefferson Bancshares, Inc. (Nasdaq: JFBI) announced today that it has received all necessary regulatory and shareholder approvals to complete its previously announced acquisition of State of Franklin Bancshares, Inc., Johnson City, Tennessee. The transaction is expected to close on October 31, 2008.

         Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally-chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen and Knox Counties, Tennessee. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: http://www.jeffersonfederal.com.

         State of Franklin Bancshares, Inc. is the holding company for State of Franklin Savings Bank. State of Franklin Savings Bank operates six offices in Johnson City and Kingsport with a branch under construction in Bristol, Tennessee.

Forward-Looking Statements

         This news release contains certain forward-looking statements about the proposed merger of Jefferson Bancshares and State of Franklin Bancshares. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger and other risks and uncertainties disclosed from time to time in documents that Jefferson Bancshares files with the Securities and Exchange Commission.

For further information contact:

Anderson L. Smith
President and Chief Executive Officer
Jefferson Bancshares, Inc.
(423) 586-8421

Charles E. Allen Jr.
Chairman and Chief Executive Officer
State of Franklin Bancshares, Inc.
(423) 722-9820